Exhibit 99.1

NEWS RELEASE	Contacts
Lisa Wanstreet, Investor Relations
304.367.8697

Aly Goodwin Gregg, Media
304.285.0002

MVB Financial Corp. Board of Directors Declares Dividend

of $0.04 per Share for Shareholders of Record, May 30, 2014

FAIRMONT, W.Va., (May 21, 2013) — The Board of Directors of MVB Financial Corp., (OTC Markets Group OTCQB: MVBF) has declared a cash dividend of $0.04 per share to shareholders of record at the close of business on May 30, 2014, payable June 16, 2014.

The semi-annual cash dividend is equal to the December 2013 dividend on total number of shares, now adjusted for the two-for-one stock split the Board of Directors approved in March.

Earlier this month, MVB announced positive earnings for the first quarter of 2014 with total net income of $1.158 million.

About MVB Financial Corp.

MVB Financial Corp. (“MVB” or “MVB Financial”; OTCQB: MVBF) was formed on January 1, 2004 as a bank holding company and, effective December 19, 2012, elected to become a financial holding company. MVB Financial features multiple subsidiaries and affiliated businesses, including MVB Bank, Inc. (“MVB Bank”), Potomac Mortgage Group, Inc. which does business as MVB Mortgage (“MVB Mortgage”), and MVB Insurance, LLC (“MVB Insurance”). The Company’s principal executive offices are located at 301 Virginia Avenue, Fairmont, W.Va., 26554-2777, and its telephone number is (304) 363-4800. For additional information regarding MVBF visit ir.mvbbanking.com.  The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

Forward-Looking Statements

All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. (“MVB Financial” or the “Company”) differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries including changes in monetary policies may negatively impact the Company’s operating results and that could impact acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act may adversely affect the Company; (xi) the risk that the benefits from the acquisition of certain assets and assumption of certain liabilities of CFG Community Bank may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement and the degree of competition in the geographic and business areas in which MVB Bank, Inc. (“MVB Bank”) and CFG Community Bank operate; (xii) the reaction of the MVB Bank and CFG Community Bank customers, employees and counterparties to the acquisition and integration; (xiii) the integration of the operations of MVB Bank and CFG Community Bank may be more difficult, costly or time-consuming than expected; (xiv) the risk that the new investments to support the growth of MVB Insurance, LLC (“MVB Insurance”) may not be fully realized or may take longer than expected due to general economic and market conditions; (xv) diversion of management time on acquisition or diversified growth issues; and, (xvi) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

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